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                                                                      EXHIBIT 99
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                   CAUTIONARY STATEMENTS FOR PURPOSES OF THE
              "SAFE HARBOR" PROVISIONS OF THE PRIVATE SECURITIES
                         LITIGATION REFORM ACT OF 1995

     Trex Company, Inc. is filing this Current Report on Form 8-K to take advantage of the "safe harbor" provisions of the Private Securities Litigation Reform Act of 1995. Many of the important factors presented below have been discussed in our prior filings with the Securities and Exchange Commission.

     We wish to caution readers that the following important factors, among others, in some cases have affected, and in the future could affect, our actual results, and could cause our actual results for the fiscal periods ending after the date of this Current Report to differ materially from those expressed in any forward-looking statements made by us or on our behalf. The following factors are not all of the factors which investors should consider prior to making an investment decision with respect to our securities, nor should investors assume that the information contained herein is complete or accurate in all respects after the date of this filing. We disclaim any duty to update the statements contained in this report.


     We will have to increase market acceptance of Trex to grow

     Our ability to grow will depend largely on our success in converting demand for wood decking products, which accounted for approximately 97% of the 1997 decking market when measured by board feet of lumber, into demand for our Trex Wood-Polymer(TM) lumber product, which we refer to in this report as "Trex." Our failure to achieve increased market acceptance of Trex could have a material adverse effect on our business, operating results and financial condition. Our strategy to increase market acceptance is to develop and promote the Trex brand name as a premium decking product and to emphasize the advantages of Trex over wood decking products. To increase our market share, we must overcome:

     .  the low consumer awareness of non-wood decking alternatives;

     .  the preference of many consumers for well-accepted wood products;

     .  the somewhat different appearance of Trex;

     .  the greater initial expense of installing a Trex deck; and

     . the established relationships existing between suppliers of wood decking products and contractors and homebuilders.


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     All of our sales result from one product

     All of our sales are derived from sales of Trex. Although we have developed new Trex products and new applications for Trex since 1992, and we intend to continue this development, our product line is based exclusively on the composite formula and manufacturing process for Trex Wood-Polymer(TM) lumber. If we should experience any problems, real or perceived, with product quality or acceptance of Trex, our lack of product diversification could have a material adverse effect on our business, operating results and financial condition.

     We currently depend on a single manufacturing facility to meet the demand for Trex

     We currently produce Trex solely in our manufacturing facility in Winchester, Virginia. Any interruption in the operations or decrease in the production capacity of this facility, whether because of equipment failure, natural disaster or otherwise, would limit our ability to meet existing and future customer demand for Trex and could have a material adverse effect on our business, operating results and financial condition.

     We have acquired a site near Reno, Nevada, where, in January 1999, we began construction of a second manufacturing facility. We expect to begin production in the new facility in the fourth quarter of 1999, but construction and equipping of the facility is subject to risks that could delay commencement of operations beyond that date.

     Our business is subject to risks in obtaining the raw materials we use to produce Trex

     The production of Trex requires substantial amounts of wood fiber and polyethylene. Our business is subject to the risks that we may be unable to purchase sufficient quantities of these raw materials to meet our production requirements or that we may have to pay higher prices for our supplies.

     We purchase wood fiber for our Winchester facility under contracts with a relatively small number of suppliers primarily located within a 200-mile radius of the facility, and we obtain polyethylene under purchase order arrangements with suppliers of reclaimed grocery sacks and stretch film throughout the United States. In 1998, four suppliers collectively accounted for approximately 80% of our wood fiber purchases. Our ability to obtain adequate polyethylene supplies depends on our success in developing new sources, entering into long-term
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arrangements with suppliers and managing the collection of supplies from geographically dispersed distribution centers. We generally obtain our raw materials from existing suppliers at fixed prices that are established annually. We cannot be sure that we will be successful in maintaining these pricing policies to protect against fluctuations in raw materials prices. The termination of significant sources of raw materials, the payment of higher prices for raw materials or the failure to obtain sufficient additional raw materials to meet planned increases in capacity could have a material adverse effect on our business, operating results and financial condition.

     The demand for decking products is sensitive to general economic conditions and could be adversely affected by economic downturns

     The demand for decking products is sensitive to changes in the level of activity in home improvements and, to a lesser extent, new home construction. These activity levels, in turn, are affected by such factors as consumer spending habits, employment, interest rates and inflation. An economic downturn could reduce consumer income available for spending on discretionary items such as decking, which could have a material adverse effect on our business, operating results and financial condition.

     We face risks in implementing our plan to increase our manufacturing capacity to meet customer demand for Trex

     Currently, customer demand for Trex exceeds our manufacturing capacity. To increase capacity, we added one production line in our Winchester facility in December 1998 and a second production line in January 1999 and began construction of a second manufacturing facility, located near Reno, Nevada, in the first quarter of 1999. In constructing and equipping the new facility, we face risks normally associated with the development of manufacturing facilities, including:

     .  the timely receipt of environmental and other regulatory approvals;

     . the cost and timely completion of construction, which may be affected by causes beyond our control, such as weather, labor conditions or material shortages;

     .  the costs associated with financing equipment purchases; and

     . the availability of long-term borrowings on acceptable terms to refinance the short-term site acquisition and construction loans we have obtained.
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Further, in the start-up and operation of the new facility and the two new production lines in our Winchester facility, we will face risks:

     .  recruiting and training a factory workforce;

     .  installing and operating new production equipment;

     .  purchasing raw materials;

     .  commencing manufacturing operations; and

     .  maintaining product quality.

These risks could result in substantial unanticipated delays or expense, which could have a material adverse effect on our business, financial condition and results of operations.

     The expansion and future profitability of our business could be adversely affected if we do not manage our growth effectively

     Our recent growth has placed significant demands on our management and other resources. If we are unable to manage our future growth effectively, our inability to do so could have a material adverse effect on the quality of our products and on our business, operating results and financial condition. Our net sales increased to $46.8 million in 1998 from $34.1 million in 1997 and $23.8 million in 1996. The number of dealer outlets selling Trex has increased from approximately 1,200 at December 31, 1996 to approximately 2,000 at March 31, 1999, and we expect further significant increases in the future. We plan to support our geographic expansion by opening a second manufacturing facility near Reno, Nevada. To manage our growth effectively, we will need to continue to develop and improve our operational, financial, accounting and other internal systems. In addition, our future success will depend in large part on our ability to recruit, train, motivate and retain senior managers and other employees and to maintain product quality.
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     We experience seasonal fluctuations in our sales and quarterly operating results

     Our net sales and income from operations historically have varied from quarter to quarter. We believe period-to-period comparisons of our net sales and other operating results are not reliable indicators of future performance, and the operating results for any quarterly period may not be indicative of operating results to be expected for a full year. The variations in our quarterly results are principally attributable to seasonal trends in the demand for Trex. We experience lower net sales levels during the fourth quarter, in which holidays and adverse weather conditions in some regions usually reduce the level of home improvement and new construction activity. Income from operations and net income tend to be lower in quarters with lower sales due to a lower gross margin which is not offset by a corresponding reduction in selling, general and administrative expenses, in part because we continue to make advertising expenditures throughout the year.

     We will have to make significant capital expenditures to increase our manufacturing capacity

     We currently estimate that our aggregate capital requirements in 1999 and 2000 will total approximately $23.8 million, of which we expect to incur approximately $20.3 million in 1999 and approximately $3.5 million in 2000. Our failure to generate sufficient funds to meet our capital requirements could have a material adverse effect on our business, operating results and financial condition. We will use capital expenditures in 1999 and 2000 primarily for the construction and equipping of our new manufacturing facility located near Reno, Nevada, which we expect to begin production in the fourth quarter of 1999. The actual amount and timing of our future capital requirements may differ materially from our estimates, depending on the demand for Trex and as a result of new market developments and opportunities. We may determine that it is necessary or desirable to obtain financing for our capital requirements through bank borrowings or the issuance of debt or equity securities. Debt financing would increase our leverage, while equity financing may dilute the ownership of our stockholders. We cannot be sure as to whether, or as to the terms on which, we will be able to obtain this financing.

     Our sales depend on a small number of significant distributors

     Our aggregate net sales to our five largest distributors accounted for approximately 74% of our net sales in 1998. Our contracts with these distributors are terminable by the distributors upon notice at any time during the contract term. A contract termination or significant decrease or interruption in business from any of our five largest distributors or any other significant distributor could cause a
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short-term disruption of our operations. Such a disruption could have a material adverse effect on our business, operating results and financial condition.

     Our success depends largely on a small number of management employees and other key personnel

     Our success depends largely on the continued services of a small number of key management employees, including Anthony J. Cavanna, Andrew U. Ferrari, Robert G. Matheny and Roger A. Wittenberg. We do not have employment agreements with any of these employees. If we were to lose the services of one or more of our key employees, or if one or more of our key employees were to resign to join a competitor or to form a competing company, the loss of these employees and any resulting loss of existing or potential customers to the competitor could have a material adverse effect on our business, operating results and financial condition. If we lose any key employee, we cannot be sure that we would be able to prevent the unauthorized disclosure or use of our technical knowledge, practices or procedures by the employee. Although our key employees have signed agreements containing confidentiality covenants, we cannot be sure that the courts will enforce those covenants as written or that the agreements will deter conduct prohibited by the covenants.

     We face highly competitive conditions in the decking market

     The residential and commercial decking market in which we principally operate is highly competitive. Our failure to compete successfully in this market could have a material adverse effect on our business, operating results and financial condition. As a wood/plastic composite product, Trex competes with wood, other wood/plastic composites and 100% plastic lumber for use as decking. The primary competition for Trex is wood decking, which accounted for approximately 97% of 1997 decking sales when measured by board feet of lumber. The conventional lumber suppliers with which we compete have established ties in many cases to the building and construction industry and have well-accepted products. Many of our competitors in the decking market that sell wood products have significantly greater financial, technical and marketing resources than we do. Our ability to compete depends, in part, upon a number of factors outside our control, including the ability of our competitors to develop new non-wood decking alternatives which are competitive with Trex.

     Trex is the only non-wood decking alternative to receive a product building code listing from the NES or any of its three regional members. A product building code listing covers all uses of a product meeting the specified design criteria. We are aware of one manufacturer of wood/plastic composite products that has publicly announced it has applied for a regional application listing for its products and of at least four manufacturers that have received regional application listings for their
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100% plastic lumber products. An application listing covers only specific uses of the listed products. We cannot be sure that one or more of our competitors will not receive a listing for their non-wood decking alternative products in the immediate future. Any product receiving a similar listing could be more competitive with Trex.

     We are subject to government regulation

     We are subject to federal, state and local environmental, occupational health and safety, and other laws and regulations. Liability for violations of these laws and regulations could have a material adverse effect on our business, operating results and financial condition. The environmental laws and regulations applicable to our operations establish air quality standards for emissions from our manufacturing operations, govern the disposal of solid waste, and regulate waste water and storm water discharge. As is the case with manufacturers in general, we may be held liable for response costs and damages to natural resources if a release or threat of release of hazardous materials occurs on or from our properties or any associated offsite disposal location, or if contamination from prior activities is discovered at any properties we own or operate.

     Problems related to the Year 2000 issue could cause failures in our systems which would impair our operations

     We and third parties with which we do business rely on numerous computer programs in our day-to-day operations. We have undertaken a program to address the Year 2000 issue as it relates to our internal computer systems and the third-party computer systems with which we interact, including the systems of our major suppliers and customers. Our failure to correct a Year 2000 problem could result in a material interruption in, or a material failure of, our normal business activities or operations. We expect to continue incurring internal staff costs and other expenses, which may be significant and will be expensed as incurred, to address these issues. In addition, the appropriate course of action may include replacement or an upgrade of some systems or equipment at a substantial cost to us. We cannot be sure that the Year 2000 issue will be resolved in 1999. If not resolved, this issue could have a material adverse impact on our business, operating results and financial condition.

     Our principal stockholders have a controlling influence over our business

     Our four principal stockholders beneficially own approximately 60% of our common stock. As a result, these stockholders will collectively be able to exercise control over our business and affairs by virtue of their voting power with respect to the election of directors and actions requiring stockholder approval.
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     We cannot be sure our intellectual property is adequately protected

     Our success depends, in part, on our intellectual property rights. Our failure to protect those rights could have a material adverse effect on our business, operating results and financial condition. We rely on a combination of trade secret, nondisclosure and other contractual arrangements, and copyright and trademark laws to protect our proprietary rights. We have also obtained patent protection for some of our production processes. We enter into confidentiality agreements with our employees and limit access to and distribution of our proprietary information. We cannot be sure that the steps we have taken in this respect will be adequate to deter misappropriation of our proprietary information or that we will be able to detect unauthorized use and take appropriate steps to enforce our intellectual property rights.

     Provisions in our organizational documents and in the Delaware general corporation law may prevent takeover attempts that could be beneficial to our stockholders

     Provisions of our certificate of incorporation, our bylaws and the Delaware general corporation law could have anti-takeover effects even if a change of control over our company would be beneficial to the interests of our stockholders. These provisions include a requirement that our board of directors be divided into three classes, with approximately one-third of the directors to be elected each year. This classification of directors makes it more difficult for an acquirer or for other stockholders to change the composition of the board of directors. In addition, our certificate of incorporation authorizes the board of directors to provide for the issuance of up to 3,000,000 shares of our preferred stock, in one or more series, which the board of directors could issue without stockholder approval and with terms and conditions, and having rights, privileges and preferences, to be determined by the board of directors. The ability to issue preferred stock could discourage unsolicited acquisition proposals or make it more difficult for a third party to gain control over us, or otherwise could adversely affect the market price of our common stock. We are also subject to section 203 of the Delaware general corporation law, which prohibits us from engaging in some business combinations with stockholders that beneficially own 15% or more of our voting stock, or with the affiliates of those stockholders, unless our directors or stockholders approve the business combination in the manner prescribed by the statute.
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     Our stock price could fluctuate significantly in the future as a result of our operating performance and conditions in our industry

     In recent years, stock markets have experienced extreme price and volume fluctuations. The trading price of our common stock could be subject to wide fluctuations in response to a number of factors. These factors include the following:

     .    quarterly variations in our operating results;

     .    changes in earnings estimates by analysts;

     . announcements of new contracts or product offerings by us or our competitors; and

     .    general economic or stock market conditions.

     We do not anticipate paying any dividends on our common stock

     We do not anticipate paying any cash dividends on the common stock in the foreseeable future. Our credit facility contains provisions restricting our ability to pay cash dividends on the common stock.

     Future sales of our common stock in the public market could lower our stock price and impair our ability to raise funds in new stock offerings

     Future sales of a substantial number of shares of our common stock in the public market, or the perception that such sales could occur, could adversely affect the prevailing market price of our common stock and could make it more difficult for us to raise funds through a public offering of our equity securities. There are currently 14,115,450 shares of our common stock outstanding. Of these shares, 4,718,450 shares sold in our initial public offering are freely tradable under the Securities Act by persons other than our "affiliates" as defined in Rule 144 under the Securities Act of 1933. The remaining 9,397,000 shares are deemed "restricted securities" within the meaning of Rule 144 and may not be sold unless they are first registered under the Securities Act or unless they are sold in Rule 144 transactions or other transactions exempt from registration.

     We have granted registration rights with respect to 847,000 shares of our common stock held by three of our stockholders. These stockholders may require us to register the sale of their shares on up to two occasions. In addition, if we propose to register our common stock in specified circumstances, whether or not for our own account, the stockholders may require us, subject to conditions, to include all or a
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portion of their shares in such a registration. These registration rights are subject to certain notice requirements, timing restrictions and volume limitations which may be imposed by the underwriters of an offering. We are required to bear the expenses of all of these registrations except for underwriting discounts and commissions.